UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2026

BNB Plus Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36745 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

25 Health Sciences Drive

Stony Brook, New York 11790

(Address of principal executive offices) (Zip Code)

631-240-8800

(Registrants’ telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BNBX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement and Inducement Transaction

On May 26, 2026, BNB Plus Corp., a Delaware corporation (the “Company”), entered into agreements to issue in one or more offerings up to an aggregate amount of $5 million (the “Aggregate Offering Amount”) of the Company’s securities in a convertible preferred equity private placement financing pursuant to: (1) a Securities Purchase Agreement (the “SPA”) with accredited investors (“Purchasers”) whereby Purchasers will invest in the Company’s securities in U.S. dollars or stablecoins recognized by the GENIUS Act, and (2) Warrant Inducement and Exchange Agreements (each an “Inducement Agreement”), with certain investors (each an “Exchanging Holder”) who participated in the Company’s private placements that closed on October 3, 2025 and October 23, 2025 (collectively the “2025 PIPE”), whereby each Exchanging Holder will (i) exercise for cash a certain percentage of outstanding Series E Common Stock Purchase Warrants (the “Series E Warrants”); (ii) exchange common stock of the Company, par value $0.001 per share (“Common Stock”); and (iii) exchange pre-funded warrants, held by the Exchanging Holder, to receive convertible preferred stock and other securities, as described in greater detail below.

Pursuant to the SPA and the Inducement Agreement the Company may accept, up to the Aggregate Offering Amount, subscriptions from Purchasers and agreements to participate in the exchange transaction governed by the Inducement Agreement by Exchanging Holders for fifteen trading days after the initial SPA and Inducement Agreement are signed, or until June 11, 2026. The private placement and inducement transaction discussed herein are referred to collectively as the “Offering”.

The Company intends to use the first $2.3 million of aggregate proceeds from the Offering (the “General Proceeds”), $300 thousand of which is expected to be used for a prepaid advisory fee, for a strategic review of its biotechnology assets and for general corporate purposes. Proceeds in excess of the General Proceeds shall be contributed to the DAT Subsidiaries, as described below, provided, however, that such excess proceeds may be released to the Company or any subsidiary of the Company in accordance with the SPA.

Securities Purchase Agreement

Pursuant to the SPA, the Company has agreed to sell and issue to each Purchaser, at an offering price of $1.05 per share, Series B-1 Preferred Stock (defined in Item 5.03 below), and/or Series B-1 Prefunded Preferred Stock Purchase Warrants in lieu thereof (the “Series B-1 Prefunded Warrants”), and Series F Common Stock Purchase Warrants (the “Common Warrants”) to purchase a number of shares of Common Stock equal to 100% of the shares of Common Stock issuable upon conversion of the Series B-1 Preferred Stock (including Series B-1 Preferred Stock underlying Series B-1 Prefunded Warrants, if any) issued to the Purchaser in connection with the SPA.

The initial closing of the SPA will occur on the date all closing obligation under the SPA have been met with respect to an aggregate subscription amount of at least $2.3 million (the “Initial SPA Closing”). On May 26, 2026, the Company entered into the SPA with a Purchaser for an aggregate subscription amount of $2.5 million and the Initial SPA Closing is expected to occur on May 28, 2026.

In addition to standard representations and warranties, the Company has agreed to use the proceeds received from the Offering in excess of the General Proceeds solely for contributions to Build & Build, LLC, a Delaware limited liability company, and BNBX Ltd., a British Virgin Islands business company, each a 100% owned subsidiary of the Company, and such other wholly-owned subsidiary or subsidiaries of the Company as may from time to time hold Digital Assets, as defined in the SPA, or may become additional guarantors pursuant to the DATS Guaranty, discussed below (the “DAT Subsidiaries”). The Company has agreed to promptly, but no later than forty-five (45) days following the Initial Closing of the SPA, contribute or cause to be contributed, any cash (except for the General Proceeds, certain cash and accounts receivable of the Company, and operating cash flows attributable to the Company’s LineaRx business) and Digital Assets owned or held by the Company or any of its subsidiaries that are not DAT Subsidiaries to a DAT Subsidiary that is a guarantor party to the DATS Guaranty, and that such cash and Digital Assets shall be held solely in a DAT Subsidiary. The Company has also agreed that any Digital Assets acquired by the Company or any of its subsidiaries that are not DAT Subsidiaries, will be contributed to a DAT Subsidiary that is a guarantor party to the DATS Guaranty on or immediately following the date of acquisition.

The Company also agreed to reimburse one counsel for the Purchasers and Exchanging Holders, up to a maximum of $50,000 for the reasonable attorney’s fees and costs incurred in connection with the SPA and the Inducement Agreement.

Warrant Inducement Exchange Agreement

Pursuant to the Inducement Agreement, each Exchanging Holder will agree to (1) exercise a minimum of thirteen percent (13%) (the “Minimum Percentage”) of the Series E Warrants issued to the Exchanging Holder in the 2025 PIPE at an exercise price of $3.82 per share of Common Stock in consideration for the Company issuing the Exchanging Holder a number of Series B-1 Preferred Stock pursuant to the formula set forth in the Inducement Agreement; (2) deliver to the Company all shares of Common Stock issued to the Exchanging Holder in the 2025 PIPE and issued in connection with the exercise of the Minimum Percentage of Series E Warrants in exchange for the Company issuing the Exchanging Holder the same number of Series B-2 Preferred Stock (defined in Item 5.03 below and collectively with the Series B-1 Preferred Stock the “Preferred Stock”), and/or Series B-2 Prefunded Preferred Stock Purchase Warrants in lieu thereof (the “Series B-2 Prefunded Warrants” and collectively with the Series B-1 Prefunded Warrants the “Prefunded Warrants”); and (3) deliver to the Company all pre-funded warrants issued to the Exchanging Holder in the 2025 PIPE in exchange for the Company issuing the Exchanging Holder the same number of Series B-2 Prefunded Warrants.

Exchanging Holders may choose to exercise more than the Minimum Percentage of Series E Warrants and elect, in their sole discretion, to exchange the shares of Common Stock received upon such exercise for shares of Series B-2 Preferred Stock, or retain the shares of Common Stock for their own account and receive a transferable Right pursuant to a Transferable Rights Agreement discussed further below. In the event an Exchanging Holder would be limited from exercising any Series E Warrants pursuant to the beneficial ownership blocker applicable to the Series E Warrants (“Limited Warrants”), the Exchanging Holder may elect to deliver the exercise price applicable to such Limited Warrants and receive in consideration for such exercise price and the Exchanging Holder’s express waiver of the Company’s obligation to deliver Common Stock underlying the Limited Warrants, Series B-2 Prefunded Warrants.

Each Inducement Agreement will close no later than the 5th trading day following the date all conditions to closing have been met by the parties. On May 26, 2026, the Company entered into Inducement Agreements with Exchanging Holders for an exercise of Series E Warrants in an aggregate amount of approximately $1.65 million. The initial closing of the Inducement Agreements is expected to occur on or before June 2, 2026.

Additional Terms

Each Series B-1 Prefunded Warrant is exercisable for one share of Series B-1 Preferred Stock at an exercise price of $0.0001 per share of Series B-1 Preferred Stock underlying the prefunded warrant. Each Series B-2 Prefunded Warrant is exercisable for one share of Series B-2 Preferred Stock at an exercise price of $0.0001 per share of Series B-2 Preferred Stock underlying the prefunded warrant. The Prefunded Warrants are immediately exercisable and may be exercised at any time until all of the Prefunded Warrants issued in the private placement and inducement transaction are exercised in full.

Each Common Warrant is exercisable for one share of Common Stock at the exercise price of $0.76 per share of Common Stock (the “Common Warrant Shares”). The Common Warrants are exercisable for cash immediately upon issuance and thereafter may be exercised at any time until three (3) years after issuance. The Common Warrants may also be exercised on a cashless basis at any time beginning six (6) months after their initial issuance if, at the time of exercise, there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the Common Warrant Shares by the holder thereof and are subject to cancellation by the Company if they are not exercised after certain specified trading criteria of the Common Stock is satisfied.

Each holder’s ability to exercise its Prefunded Warrants in exchange for the applicable shares of Preferred Stock (the “Prefunded Warrant Shares”) and Common Warrants in exchange for Common Warrant Shares, is subject to certain beneficial ownership limitations set forth therein.

Transferable Rights Agreement

In connection with the Inducement Agreement, the Company has agreed to enter into a Transferable Rights Agreement with Exchanging Holders who elected to retain Common Stock issuable above the Minimum Percentage of their Series E Warrants, pursuant to which, the Exchanging Holder will receive a transferable right to exchange a number of shares of Common Stock equal to the number of retained shares for Series B-2 Preferred Stock, at a ratio of 1-for-1 (each a “Right”). Exchanging Holders will not receive shares of Series B-2 Preferred Stock for any retained shares at the closing of the Inducement Agreement. The Rights will have a term of three (3) years at which point they will expire. No Rights may be transferred unless the number of shares of Common Stock that would be required to be delivered upon the exercise of such Rights, at the time of the transfer, exceeds 13% of the number of shares of Common Stock that would be issued upon the exercise of outstanding Series E Warrants held by the transferee, at the time of the transfer.

Exemption from Registration

The Preferred Stock, Preferred Stock Shares (defined in Item 5.03 below), Prefunded Warrants, Prefunded Warrant Shares, Rights, Common Warrants, and Common Warrant Shares are being offered in reliance upon the exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(1) thereof and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. The issuances of the Preferred Stock, Preferred Stock Shares (defined in Item 5.03 below), Prefunded Warrants, Prefunded Warrant Shares, Common Warrants, and Common Warrant Shares have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Guaranty Agreement

In connection with the SPA and the Inducement Agreement each DATS Subsidiary agreed to enter into a guaranty agreement (the “DATS Guaranty”) in favor of, at any time, all persons who are, at such time, registered holders of shares of the Preferred Stock or Prefunded Warrants on the books and records of the Company or its transfer agent, as applicable, and their respective permitted successors, assigns, and transferees who become registered holders of Preferred Stock (the “Guaranteed Parties”). Pursuant to the DATS Guaranty, each DAT Subsidiary has agreed to guarantee (a) all cash-payment obligations of the Company to the Guaranteed Parties under the Certificate of Designations, the SPA, the Inducement Agreement and the other transaction documents in respect of the Preferred Stock or otherwise, whether now existing or hereafter arising, including, without limitation: (i) all accrued and unpaid dividends (whether or not declared), including but not limited to compounded dividends, with respect to the Preferred Stock, as and when payable under the Certificate of Designations; (ii) cash due upon a holder’s redemption of Preferred Stock, if any, (iii) the Liquidation Preference, (as defined in the Certificate of Designations), payable with respect to the Preferred Stock upon a liquidation event (as defined in the Certificate of Designations); and (iv) any other monetary amount payable by the Company to any Guaranteed Party pursuant to the Certificate of Designations or the SPA or any other transaction document related to the Offering; and (b) to the extent legally enforceable as a guaranty under applicable law, the economic damages suffered by any Guaranteed Party as a result of the Company’s failure to honor any right of exercise or conversion (or right associated therewith) of such Guaranteed Party under the Certificate of Designations, the Inducement Agreement, the Common Warrants or Prefunded Warrants that is not susceptible to cash performance by Guarantor, in each case measured by the fair market value, on the date of the Company’s failure, of the property the Company was required to deliver and failed to deliver.

Pursuant to the DATS Guaranty, each Guaranteed Party agrees to the appointment KGPLA Holdings LLC ( “the Lead Investor”), as their representative for the purposes of the following:

(i)	distributing notices to the guarantors, including the DAT Subsidiaries. on behalf of the Guaranteed Parties;
(ii)	delegating (in its reasonable discretion) all or any portion of the obligations and benefits of Lead Investor;
(iii)	enforcing the DATS Guaranty against any or all guarantors subject to approval by Guaranteed Parties holding more than 50% of the aggregate Liquidation Preference of the then-outstanding shares of Series B-1 Preferred Stock (the “Majority-in-Interest”);
(iv)	holding any security interest, lien, pledge, account control, or other collateral package granted by any guarantor under or in connection with the agreement for the ratable benefit of all Guaranteed Parties, and administering any enforcement or release of such collateral at the direction of the Majority-in-Interest; and
(v)	acting as the sole party with standing and authority to bring any enforcement action, suit, or proceeding with respect to the agreement.

No individual Guaranteed Party has independent standing to sue any guarantor under the DAT Guaranty, but shall rely upon the Lead Investor for enforcement in accordance with the DATS Guaranty. Upon an Event of Default, as defined in the DATS Guaranty, the Lead Investor, at the direction of the Majority-in-Interest may declare all guaranteed obligations to be immediately due and payable.

In addition to certain covenants and restrictions set forth in the DATS Guaranty, the DATS Subsidiaries have agreed to comply with the “Digital Asset Treasury Procedures”, which means the procedures governing the management, custody, transfer, and disposition of assets held in the Digital Asset Treasury, as defined in the DATS Guaranty, to be set forth in a separate instrument agreed upon by the Company and the holders representing a majority of the outstanding shares of Series B-1 Preferred Stock, not later than thirty (30) days following the Initial Closing of the SPA , which shall include both (a) the initial procedures for the establishment and contribution of assets to the Digital Asset Treasury and (b) ongoing procedures for the maintenance, monitoring, and administration thereof

The DATS Guaranty will terminate when all Guaranteed Obligations have been satisfied in full and no shares of Preferred Stock remain outstanding.

Registration Rights Agreement

In connection with the SPA and the Inducement Agreement, the Company, Purchasers, and Exchanging Holders entered into a Registration Rights Agreement dated May 26, 2026, pursuant to which the Company will agree to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) within thirty (30) days of the date of the Registration Rights Agreement, registering, as applicable, the resale of the Preferred Stock Shares, Prefunded Warrant Shares, and Common Warrant Shares. The Registration Rights Agreement will also cover the registration of the resale of the Preferred Stock Shares, Prefunded Warrant Shares, and Common Warrant Shares issuable to Purchasers and Exchanging Holders who enter into the SPA or Inducement Agreement after the initial closing and prior to June 15, 2026.

The foregoing is only a summary of the SPA, Inducement Agreement, Guaranty Agreement, Registration Rights Agreement, and Transferable Rights Agreement, and does not purport to be a complete description thereof. Such descriptions are qualified in their entirety by reference to the SPA, Inducement Agreement, Guaranty Agreement, Registration Rights Agreement, and Transferable Rights Agreement, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, and 4.4, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 1.01 and 5.03 of this Current Report is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Creation of Preferred Stock

Designation

In connection with the Offering, the Company’s Board of Directors (the “Board”) approved a certificate of designation (the “Series B-1 Certificate of Designation”) fixing the voting powers, designations, preferences and rights and the qualifications, limitations or restrictions of Series B-1 Convertible Preferred Stock, par value $0.001 per share (the “Series B-1 Preferred Stock”), a newly created series of preferred stock of the Company, which became effective upon its filing with the Secretary of State of the State of Delaware on May 26, 2026.

Also in connection with the Offering, the Board approved a certificate of designation (the “Series B-2 Certificate of Designation” and together with the Series B-1 Certificate of Designation, the “Certificate of Designations”) fixing the voting powers, designations, preferences and rights and the qualifications, limitations or restrictions of Series B-2 Convertible Preferred Stock, par value $0.001 per share (the “Series B-2 Preferred Stock”), a newly created series of preferred stock of the Company, which became effective upon its filing with the Secretary of State of the State of Delaware on May 26, 2026.

Of the Company’s 10,000,000 previously undesignated shares of preferred stock, par value $0.001 per share, 5,000,000 shares were designated as Series B-1 Preferred Stock, and 5,000,000 shares were designated as Series B-2 Preferred Stock as of May 26, 2026.

Exchange and Redemption

The Preferred Stock is exchangeable for shares of Common Stock at the holder’s election such that each share of Preferred Stock is initially convertible into one share of Common Stock, subject to adjustments set forth in the applicable Certificate of Designation.

Holders of Preferred Stock have the right to require the Company to redeem all or any portion of such holder’s Preferred Stock for cash upon a Fundamental Transaction (including a Liquidation Event), Delisting Event, Treasury Value Event, Warrant Ratchet Event, or Event of Default, as each term is defined in the relevant Certificate of Designation. In addition, the Company may, at its option, require all outstanding shares of Series B-2 Preferred Stock, inclusive of accrued dividends paid in cash, to convert into Common Stock (or prefunded warrants to purchase shares of Common Stock in lieu thereof) after certain specified trading criteria is satisfied.

Annual Dividends

The Preferred Stock is entitled to an annual dividend on the Preferred Stock’s Accumulated Liquidation Preference, defined below, and which shall be payable quarterly in arrears. Until the first quarterly dividend payment required after the second anniversary of the initial issuance of the Preferred Stock, the Company may, in its sole discretion, choose to pay dividends required under the Certificate of Designations in a dollar amount expressed as an amount per shares of Preferred Stock, which amount will increase such Preferred Stock’s stated value. Following the second year anniversary of the initial issuance of the Preferred Stock all dividend payments are required to be made in cash. The Series B-1 Preferred Stock carries an annual dividend rate of 8% and the Series B-2 Preferred Stock carries an annual dividend rate of 6%.

Liquidation and Dividend Preferences

As defined in the Certificate of Designations, the Series B-1 Preferred Stock has an “Initial Liquidation Preference” of $1.05 and an “Accumulated Liquidation Preference” which equals $1.05 plus any and all dividends, and the Series B-2 Preferred Stock has an “Initial Liquidation Preference” of $0.38 and an “Accumulated Liquidation Preference” which equals $0.38 plus any and all dividends.

The “Liquidation Preference” of the Series B-1 Preferred Stock equals an amount equal to (x) 1.5 multiplied by (y) the Accumulated Liquidation Preference plus (z) accrued and unpaid dividends, whether or not declared, that have not yet been compounded and added to the Accumulated Liquidation Preference. The “Liquidation Preference” of the Series B-2 Preferred Stock equals an amount equal to the Accumulated Liquidation Preference plus (z) accrued and unpaid dividends, whether or not declared, that have not yet been compounded and added to the Accumulated Liquidation Preference.

Subject to a maximum distribution of two (2.0) times the Liquidation Preference per share, the Series B-1 Preferred Stock ranks senior to Common Stock and Series B-2 Preferred Stock, and the Series B-2 Preferred Stock ranks senior to Common Stock and junior to Series B-1 Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up, until such Preferred Stock has received an amount equal to its Liquidation Preference, at which point holders of Preferred Stock will participate on a pro-rata as-converted basis with holders of Common Stock in the distribution of any remaining assets of the Company available for distribution to stockholders.

In addition, the holders of Preferred Stock may elect to receive the amounts they would have received upon the distribution of assets upon the Company’s liquidation, dissolution or winding up, had such holder converted their Preferred Stock into Common Stock immediately prior to the liquidation event.

The Series B-1 Preferred Stock ranks senior to Common Stock and Series B-2 Preferred Stock, and the Series B-2 Preferred Stock ranks senior to Common Stock and junior to Series B-1 Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively).

The Preferred Stock will rank senior to any class or series of the Company’s stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Preferred Stock; and junior to any class or series of the Company’s stock whose terms expressly provide that such class or series will rank senior to the Convertible Preferred Stock with respect to the (i) distribution of assets upon the Company’s liquidation, dissolution or winding up, and (ii) payment of dividends (without regard to whether or not dividends accumulate cumulatively).

Pursuant to the Certificate of Designations, the Company cannot issue capital stock that ranks senior to, or equally with, the Preferred Stock with respect to the (i) distribution of assets upon the Company’s liquidation, dissolution or winding up, and (ii) payment of dividends (without regard to whether or not dividends accumulate cumulatively), without the prior approval of holders representing a majority of the outstanding shares of Series B-1 Preferred Stock.

Right to Vote with Holders of Common Stock

The holders of Preferred Stock will have the right to vote together as a single class with the holders of Common Stock on each matter submitted for a vote or consent by the holders of Common Stock, and (i) the Preferred Stock of each holder will entitle such holder to be treated as if such holder were the holder of record, as of the record or other relevant date for such matter, of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable upon conversion of such Preferred Stock, subject to the terms of conversion in the Certificate of Designations, assuming such Preferred Stock were converted on such record or other relevant date; and (ii) the holders will be entitled to notice of all stockholder meetings or proposed actions by written consent in accordance with the Company’s Certificate of Incorporation, as amended, Bylaws, and the Delaware General Corporation Law as if the holders were holders of Common Stock.

The foregoing is only a summary of the voting powers, designations, preferences and rights and the qualifications, limitations or restrictions of the Series B-1 Preferred Stock and Series B-2 Preferred Stock, and does not purport to be a complete description thereof. Such descriptions are qualified in their entirety by reference to the Series B-1 Certificate of Designation and Series B-2 Certificate of Designation, copies of which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On May 26, 2026, the Company issued a press release announcing the transactions. A copy of the press release is furnished herewith as Exhibit 99.1.

The information under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements and Disclaimer

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Words like “believe,” “expect,” “may,” “will,” and “would,” or the negative thereof or other variations thereon or comparable terminology, are used to identify forward-looking statements, although not all forward-looking statements contain these words. Although the Company believes that it is basing its expectations and beliefs on reasonable assumptions within the bounds of what is currently known about its business and operations, there can be no assurance that actual results will not differ materially from what the Company expects or believes. Some of the factors that could cause the Company’s actual results to differ materially from its expectations or beliefs are disclosed in the “Risk Factors” section, as well as other sections, of its reports filed with the Securities and Exchange Commission, which include, without limitation, its ability to maintain the listing of its securities on Nasdaq and comply with Nasdaq’s listing standards. All forward-looking statements speak only as of the date on which they are made and the Company undertakes no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Series B-1 Preferred Stock
3.2	Certificate of Designation of Series B-2 Preferred Stock
4.1	Form of Series B-1 Prefunded Warrant
4.2	Form of Series B-2 Prefunded Warrant
4.3	Form of Series F Common Stock Purchase Warrant
4.4#	Form of Transferable Rights Agreement, and Form of Rights Certificate as Exhibit A
10.1#	Form of Securities Purchase Agreement, dated May 26, 2026
10.2#	Form of Warrant Inducement and Exchange Agreement, dated May 26, 2026
10.3	Form of Guaranty Agreement, dated May 26, 2026
10.4#	Form of Registration Rights Agreement, dated May 26, 2026
99.1	Press release dated May 26, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#	Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNB Plus Corp.

Date: May 27, 2026	By:	/s/ Clay Shorrock
	Name:	Clay Shorrock
	Title:	Chief Executive Officer